Exhibit 5
[Old Republic Letterhead]
August 2, 2010
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
Ladies and Gentlemen:
I am General Counsel of Old Republic International Corporation, a Delaware corporation (the “Registrant”). This opinion is rendered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Registrant of a registration statement on Form S-4, including a proxy statement/prospectus (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement” and such proxy statement/prospectus, including the documents incorporated by reference therein, the “Prospectus”), relating to the issuance of up to 19,884,057 shares (the “Shares”) of the Registrant’s common stock, par value $1.00 per share. The Shares are to be issued in connection with the proposed merger of PMA Capital Corporation (“PMA”) and OR New Corp. (“Merger Sub”) pursuant to the Agreement and Plan of Merger among the Registrant, PMA and Merger Sub dated as of June 9, 2010 (the “Merger Agreement”).
In rendering the opinion expressed below, (a) I have examined and relied on the originals, or copies certified or otherwise identified to my satisfaction, of such agreements, documents and records of the Registrant and such other instruments and certificates of public officials, officers and representatives of the Registrant and others as I have deemed necessary or appropriate for the purposes of such opinions, (b) I have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Registrant and the representations and warranties contained in or made pursuant to the Merger Agreement and (c) I have made such investigations of law as I have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to me as originals, (ii) the genuineness of all signatures on all documents that I examined, (iii) the conformity to authentic originals and completeness of documents submitted to me as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) if issued in physical form, certificates representing the Shares will have been duly executed by the duly authorized officers of the Registrant in accordance with applicable law and (vi) if issued in book entry form, valid book entry notations will have been made in the share register of the Registrant.
Based on and subject to the foregoing, I am of the opinion that, when issued by the Registrant and delivered pursuant to the effective Registration Statement and in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

Old Republic International Corporation
August 2, 2010

The laws covered by the opinions expressed herein are limited to The General Corporation Law of the State of Delaware, including the statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws.
Any change in applicable law or in the facts or documents on which my opinions are based, or any inaccuracy of the representations, warranties or assumptions on which I have relied, may affect the validity of the foregoing opinions. This opinion letter is expressly limited to the matters set forth above, and I express no opinion, whether by implication or otherwise, as to any other matters. The opinions expressed above are given as of the date hereof, and I disclaim any obligation to update or supplement this opinion letter, regardless of any change after the date hereof in any applicable law or my awareness after the date hereof of any facts that may change the opinions expressed above or any inaccuracy of the representations, warranties or assumptions upon which I have relied in rendering this opinion letter. This opinion letter is an expression of my professional judgment on the legal issues expressly addressed herein and is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Spencer LeRoy III
Spencer LeRoy III, Senior Vice President,
General Counsel and Secretary